SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           CORNELL CORRECTIONS, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                           CORNELL CORRECTIONS, INC.
                            4801 WOODWAY, SUITE 100E
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 9, 1998

To the Stockholders of
Cornell Corrections, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the
"Annual Meeting") of Cornell Corrections, Inc. (the "Company") will be held at Fairchild Gateway Resource Center, 1st Floor, One Gateway Center, 420 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania 15222, at 10:00 a.m., Eastern time, on Thursday, April 9, 1998, for the following purposes:

          1.  To elect six directors of the Company.

          2. To approve an amendment to Article Fifth of the Company's Restated Certificate of Incorporation providing for the classification of the Board of Directors into three classes, with members of each class serving staggered three-year terms, as more fully set forth under "Proposal No.
     2."

          3. To approve an amendment to Article Eighth of the Company's Restated Certificate of Incorporation providing that Article Fifth and Article Eighth of the Restated Certificate of Incorporation may only be amended by the affirmative vote of at least 66 2/3% of the shares entitled to vote for the election of directors, as more fully set forth under "Proposal No. 3."

          4. To approve an amendment to Article Eighth of the Company's Restated Certificate of Incorporation providing that stockholders may adopt, amend or repeal the Bylaws only by the affirmative vote of at least 66 2/3% of the shares entitled to vote for the election of directors, as more fully set forth under "Proposal No. 4."

          5. To approve an amended and restated 1996 Stock Option Plan, as more fully set forth under "Proposal No. 5."

          6. To approve the appointment of Arthur Andersen LLP as independent public accountants for the Company for 1998.

          7. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on March 2, 1998 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, however, you are requested to mark, sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

                                          By Order of the Board of Directors
                                          Steven W. Logan, SECRETARY

Houston, Texas
March 9, 1998

     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                           CORNELL CORRECTIONS, INC.
                            4801 WOODWAY, SUITE 100E
                              HOUSTON, TEXAS 77056

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cornell Corrections, Inc., a Delaware corporation ("Cornell" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, April 9, 1998, at Fairchild Gateway Resource Center, 1st Floor, One Gateway Center, 420 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania 15222, at 10:00 a.m., Eastern time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about March 9, 1998.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by regular employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses. The cost of solicitation of proxies will be paid by the Company.

     A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 4801 Woodway, Suite 100E, Houston, Texas 77056, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted FOR the election as directors of the nominees listed therein, FOR the other proposals set forth in this Proxy Statement, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on March 2, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 9,406,904 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

     The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of March 2, 1998, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than 5% of the Common Stock, (ii) each director and named executive officer, and
(iii) all directors and executive officers of the Company as a group:

                                      AMOUNT AND NATURE OF      PERCENTAGE
                                     BENEFICIAL OWNERSHIP(1)     OF CLASS
                                     -----------------------    -----------
J. & W. Seligman & Co.
  Incorporated(2)....................         531,845               5.7%
  100 Park Avenue
  New York, New York 10017
Charterhouse Equity Partners II,
  L.P.(3)............................         486,044               5.1%
  c/o Charterhouse Group
  International, Inc.
  535 Madison Avenue
  New York, New York 10022
David M. Cornell(4)..................         509,987               5.4%
Campbell A. Griffin, Jr..............           7,500              *
Richard T. Henshaw III(5)............           --                 --
Peter A. Leidel......................           8,123              *
Arlene R. Lissner....................             325              *
Steven W. Logan......................         252,962               2.7%
William J. Schoeffield...............          65,588              *
Tucker Taylor........................          10,000              *
Marvin W. Wiebe, Jr..................          20,257              *
All directors and executive officers
  as a group (9 persons).............         874,742               9.0%

------------

 * Less than 1.0%

(1) Pursuant to regulations of the Securities and Exchange Commission (the "SEC"), securities must be listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or dispose of the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security. Shares of Common Stock listed include shares subject to stock options exercisable within 60 days (126,124 for Mr. Cornell, 7,500 for Mr. Griffin, 143,624 for Mr. Logan, 40,000 for Mr. Schoeffield, 7,500 for Mr. Taylor, 13,250 for Mr. Wiebe, and 337,998 for all the above as a group).

(2) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1997. The filing indicates shared voting power for 410,200 shares of Common Stock and shared dispositive power for 531,845 shares of Common Stock.

(3) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1997. The filing indicates sole voting and dispositive power for 486,044 shares of Common Stock, which includes 485,386 shares (147,400 of which would be received upon exercise of options) held by Charterhouse Equity Partners II, L.P. ("CEP II") and 658 shares held by a party related to CEP II. The general partner of CEP II is CHUSA Equity Investors II, L.P., whose general partner is Charterhouse Equity II, Inc., a wholly owned subsidiary of Charterhouse Group International, Inc. ("Charterhouse").

(4) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1997. The filing indicates sole voting power for 509,987 shares of Common Stock and sole dispositive power for 421,322 shares of Common Stock. Includes 88,665 shares over which Jane B. Cornell, the former wife of David M. Cornell, has sole investment power and, pursuant to a voting agreement, over which Mr. Cornell has sole voting power.

(5) Mr. Henshaw is a Managing Director of Charterhouse. He disclaims any beneficial ownership of the shares beneficially owned by Charterhouse and its affiliates.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 1997 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Ms. Lissner, a director of the Company, did not timely file a Form 3 after she became a director.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

GENERAL

     Six directors are to be elected at the Annual Meeting. Each nominee is currently a director of the Company. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under "Nominees for Director," unless authority to vote in the election of directors is withheld on such proxy. If Proposal No. 2 to classify the Board of Directors is adopted, the term of office for the nominees named below will expire at the Annual Meeting in the years set forth opposite their names below. If Proposal No. 2 to classify the Board of Directors is not adopted, the directors will be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. In accordance with the Company's Bylaws, the directors will be elected by a plurality of votes cast at the Annual Meeting.

     THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

NOMINEES FOR DIRECTOR

     The following table sets forth the name, age and principal position of each nominee for director, and the expiration of each nominee's term of office if Proposal No. 2 to classify the Board of Directors is adopted:

                                                                      EXPIRATION
             NAME                AGE            POSITION               OF TERM
------------------------------   --- ------------------------------   ----------
David M. Cornell..............   62  Director; Chairman of the            2001
                                     Board, President and Chief
                                       Executive Officer
Campbell A. Griffin, Jr.......   68  Director                             1999
Richard T. Henshaw III........   58  Director                             2000
Peter A. Leidel...............   41  Director                             2000
Arlene R. Lissner.............   67  Director; President of Abraxas       2001
                                       Group, Inc.
Tucker Taylor.................   58  Director                             1999

     DAVID M. CORNELL has been the Chairman and Chief Executive Officer of the Company since its founding.

     CAMPBELL A. GRIFFIN, JR. has been a director of the Company since October 1996. Mr. Griffin joined the law firm of Vinson & Elkins L.L.P. in 1957 and was a partner from 1968 to 1992. He was a member of the Management Committee of Vinson & Elkins L.L.P. from 1981 to 1990 and the Managing Partner of the Dallas office from 1986 to 1989. From 1991 to 1993, Mr. Griffin served as an Adjunct Professor of Administrative Science at William Marsh Rice University and, from 1993 to 1995, he was a Councilman for the City of Hunters Creek Village, Texas. Mr. Griffin has been a director of various local organizations and is an arbitrator for the American Arbitration Association, the New York Stock Exchange and the National Association of Securities Dealers, and a member of the American, Texas and Houston Bar Associations.

     RICHARD T. HENSHAW III has been a director of the Company since March 1994. Mr. Henshaw has been a Managing Director of Charterhouse, a private investment firm specializing in leveraged buy-out acquisitions, since January 1997, and was a Senior Vice President since 1991. Mr. Henshaw is also a director of American Disposal Services, Inc., a solid waste services company.

     PETER A. LEIDEL has been a director of the Company and its predecessor since May 1991. Mr. Leidel is founder and Managing Director of Yorktown Partners LLC, and a Partner of Ticonderoga Capital, both of which manage private investment funds. In September 1997, Mr. Leidel resigned as Senior Vice President of Dillon Read & Co, Inc. (a predecessor of SBC Warburg Dillon Read, Inc.) where he worked since 1983 managing private investment funds. Mr. Leidel is a director of Willbros Group, Inc. and five private companies.

     ARLENE R. LISSNER has been a director of the Company since September 1997 when the Company acquired Abraxas, and is President of Abraxas Group, Inc., a subsidiary of the Company. Ms. Lissner founded Abraxas in 1973, where she served as President and Chief Executive Officer until 1977, at which time she left that position to become Chairperson of the Board of Directors of Abraxas. Ms. Lissner resumed her role as President and Chief Executive Officer of Abraxas from April 1996 through September 1997. Prior to founding Abraxas, Ms. Lissner directed a variety of programs for the Illinois Department of Mental Health, Office of Drug Abuse Programs.

     TUCKER TAYLOR has been a director of the Company since October 1996. Mr. Taylor, a consultant to the health care industry, joined Medical Care International as Executive Vice President in 1992, and remained with Columbia/HCA through 1997 following its acquisition of Medical Care International. Prior thereto, he was a marketing and planning consultant. He served as a Senior Vice President at Federal Express Corporation from 1974 until 1982. Mr. Taylor is also a director of SuperShuttle, a privately held ground transportation company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and Compensation Committee. The members of the Audit Committee and Compensation Committee indicated herein are not employees of the Company. The Audit Committee, which is composed of Tucker Taylor and Campbell A. Griffin, Jr., held five meetings during the last fiscal year. The Audit Committee recommends the appointment of independent public accountants to conduct audits of the Company's financial statements, reviews with the independent accountants the plan and results of the auditing engagement, approves other professional services provided by the independent accountants and evaluates the independence of the accountants. The Audit Committee also reviews the adequacy of the Company's system of internal accounting controls.

     The Compensation Committee, which is composed of Peter A. Leidel and Richard T. Henshaw III, held four meetings during the last fiscal year. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options, including those under the Company's 1996 Stock Option Plan (the "1996 Plan"). The Board does not have a standing nominating committee or other committee performing a similar function.

     During 1997, the Board of Directors held ten meetings. During 1997, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

DIRECTOR COMPENSATION

     Mr. Cornell, Mr. Henshaw, and Ms. Lissner do not receive compensation for serving as directors. Mr. Griffin, Mr. Leidel and Mr. Taylor receive an annual fee of $5,000, a fee of $1,000 for attendance at each Board of Directors meeting and a fee of $500 for attendance at each committee meeting (unless held on the same day as a Board of Directors meeting). Mr. Griffin and Mr. Taylor also were granted by the Company in October 1996 non-qualified options to purchase 15,000 shares of Common Stock under the 1996 Plan and Mr. Leidel was granted by the Company in February 1998 nonqualified options to purchase 15,000 shares of Common Stock, subject to an increase in the number of shares being approved by stockholders as contemplated by Proposal No. 5 herein. The options to Messrs. Griffin and Taylor vested 25% on the date of the grant and the remainder vest ratably over three years with a term of 10 years and a per share exercise price equal to the market value of a share of Common Stock at the date of grant. The option price for Mr. Leidel's options will be the closing price of the Company's Common Stock on the American Stock Exchange on the date stockholders approve the Amended and Restated 1996 Stock Option Plan. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.

EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

     The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers and other key employees of the Company:

                NAME                    AGE                         POSITION
-------------------------------------   ----    ------------------------------------------------
Steven W. Logan......................    36     Senior Vice President, Chief Financial Officer,
                                                Treasurer and Secretary
William J. Schoeffield, Jr. .........    47     Senior Vice President and Chief Operating
                                                Officer
Marvin H. Wiebe, Jr. ................    50     Senior Vice President
Charles J. Haugh.....................    58     Vice President, Secure Institutions
Thomas R. Jenkins....................    50     Vice President, Juvenile
Laura Shol...........................    42     Vice President, Pre-Release

     STEVEN W. LOGAN has been Senior Vice President of the Company since November 1997 and Chief Financial Officer, Treasurer and Secretary of the Company since 1993. From 1984 to 1993, Mr. Logan served in various positions with Arthur Andersen LLP, Houston, most recently as an Experienced Manager in the Enterprise Group, a group specializing in emerging, high-growth companies which Mr. Logan helped form in Houston in 1987. Mr. Logan is a Certified Public Accountant.

     WILLIAM J. SCHOEFFIELD, JR. has been Senior Vice President of the Company since November 1997 and Chief Operating Officer of the Company since October 1996. Mr. Schoeffield had been Vice President -- Eastern Regional Ground Operations of Federal Express Corp. since 1990. Prior thereto, Mr. Schoeffield was Vice President -- Western Regional Ground Operations of Federal Express from 1988 to 1990 and had held numerous positions with Federal Express since 1976.

     MARVIN H. WIEBE, JR. has been Senior Vice President of the Company since November 1997 and Vice President of the Company since the Company acquired Eclectic Communications, Inc. ("Eclectic") in 1994. He was previously Vice President -- Administration and Finance, Vice President -- Secure Detention and Chief Financial Officer of Eclectic, where he was employed for 11 years. Prior to joining Eclectic, Mr. Wiebe served as Executive Director and Business Administrator of Turning Point of Central California, Inc., a non-profit provider of correctional and substance abuse programs from 1975 to 1984. Mr. Wiebe has served as President of the International Community Corrections Association ("ICCA") and as an auditor for the American Correctional Association ("ACA") Commission on Accreditation for Corrections and is a member of the ICCA, the California Probation Parole & Correctional Association and the ACA.

     CHARLES J. HAUGH has served as Vice President, Secure Institutions since November 1997, and prior to such date was the Company's Managing Director of Secure Institutions since May 1997. He previously served as Executive Director of Facilities of the Company, since the Company acquired MidTex Detentions, Inc. ("MidTex") in July 1996, through May 1997. From 1988 to July 1996, Mr. Haugh was Vice President of MidTex and Executive Director of Facilities of Big Spring Correctional Center. Prior to joining MidTex, Mr. Haugh was involved in consulting for correctional organizations as President of CJH Cortech, Inc. for a year. From 1963 to 1988, Mr. Haugh served in numerous capacities for the Federal Bureau of Prisons, including Special Assistant to Director Administrator of Correctional Services Branch, Associate Warden, Chief Correctional Supervisor and Correctional Officer. Mr. Haugh has been an auditor for the ACA and is on the Board of Directors of various local organizations.

     THOMAS R. JENKINS has served as Vice President, Juvenile since September 1997. From November 1995 through September 1997 he served as Vice
President -- Operations of Abraxas. From 1973 through

November 1995, Mr. Jenkins served with the Department of Public Welfare, Commonwealth of Pennsylvania in various capacities ranging from Director of various juvenile facilities to Director of the Pennsylvania Child Welfare Services.

     LAURA SHOL has served as Vice President, Pre-Release since November 1997, and prior to such date was the Company's Managing Director of Pre-Release Centers from May 1997. She previously served as Director of Community Corrections of the Company from June 1996 through May 1997, and was Senior Regional Administrator of Eclectic from 1986 to June 1996. From 1982 to 1986, Ms. Shol was a Facility Director for Eclectic. Prior to joining Eclectic, Ms. Shol was a Program Director with the Salvation Army, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     At December 31, 1997, the Company had notes receivable from Mr. Cornell and Mr. Logan in the amounts of $405,924 and $257,000, respectively. Interest on the notes is charged annually at a rate of 6.63% and the notes mature on July 8, 2000.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is responsible for all decisions regarding compensation for the Company's executive officers. The Compensation Committee is composed of Peter A. Leidel and Richard T. Henshaw III, both independent non-employee directors.

     The Company's executive compensation program is focused on shareholder value, the overall performance of the Company, success of the Company as impacted by the executive's performance and the performance of the individual executive.

     The Compensation Committee's objective is to provide competitive levels of compensation to the Company's executive officers that are integrated with the Company's long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The compensation policies and programs utilized by the Compensation Committee and endorsed by the Board of Directors generally consists of the following:

          (i) Recommend executive officer total compensation in relation to Company performance;

          (ii) Provide a competitive compensation program in order to attract, motivate, and retain qualified personnel;

          (iii) Provide a management tool for focusing and directing the energies of key executives toward achieving individual and corporate objectives; and

          (iv) Provide long-term incentive compensation in the form of annual stock option awards and performance-based stock option awards to link individual success to that of the Company.

     The Company's executive compensation consists of three key components: base salary, annual incentive compensation in the form of cash bonuses, and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

     BASE SALARY. Each fiscal year the Compensation Committee, along with the CEO, reviews and approves the annual salaries for the Company's executive officers. Many factors are included in determining base salaries, such as the responsibilities borne by the executive officer, the scope of the position, length of service with the Company and corporate and individual performance.

     CASH BONUSES. The Compensation Committee provides annual incentives to the Company's executive officers in the form of cash bonuses. These bonuses are discretionary and are based on (i) the relative success of the Company in attaining certain financial objectives and the individual's contribution to the achievement of those financial objectives, and (ii) certain subjective factors as established from time to time by the Compensation Committee.

     STOCK OPTIONS. The primary objective of the stock option program is to link the interests of the Company's executive officers and other selected employees to the stockholders through significant annual grants of stock options and long-term performance based option grants made at the discretion of the Compensation Committee. The Company's existing 1996 Plan authorizes the issuance of both incentive and non-qualified stock options to officers and key employees of the Company. Subject to general limits prescribed by the 1996 Plan, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded and the terms of the options and the number of shares subject to each option. The size of any particular stock option award is based upon position and the individual performance during the related evaluation period.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Compensation Committee's basis for compensation of the CEO is derived from the same considerations addressed above. Mr. Cornell participates in the same executive compensation plans available to the other executive officers. In December 1997, the Compensation Committee increased the salary of Mr. Cornell by 15% to $230,000. The compensation levels established for Mr. Cornell were in response to the Compensation Committee's assessment of the Company's net earnings in 1997, record revenue growth and the Company's success in acquiring and integrating certain competitors as well as the Committee's continued recognition of Mr. Cornell's leadership of the Company.

                                          Peter A. Leidel, Chairman
                                          Richard T. Henshaw III, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board are Messrs. Henshaw and Leidel, both of whom are non-employee directors. Mr. Leidel was formerly a Senior Vice President of Dillon Read & Co., Inc. whose successor, SBC Warburg Dillon Read, Inc., in 1997 performed investment banking services for the Company for which it received customary fees.

EXECUTIVE COMPENSATION

     The following table sets forth compensation information for the chief executive officer and the four other executive officers (the "named executive officers") of the Company during the Company's fiscal years 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                 ANNUAL COMPENSATION     SECURITIES
                                        FISCAL   --------------------    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY      BONUS       OPTIONS       COMPENSATION(1)
-------------------------------------   ------   ---------  ---------   ------------    ---------------
                                                    ($)        ($)          (#)               ($)
David M. Cornell.....................     1997     200,000     75,000       --               5,452
  Chairman of the Board,                  1996     168,750     29,167      126,124           4,750
  President and Chief                     1995     125,000     --          137,110           3,750
  Executive Officer
Steven W. Logan......................     1997     136,666     50,000       --               5,024
  Senior Vice President,                  1996     113,333     11,667      126,124           3,466
  Chief Financial Officer,                1995      90,000     --           65,000           2,700
  Treasurer & Secretary
William J. Schoeffield, Jr.(2).......     1997     160,000     40,000       --                 292
  Senior Vice President and               1996      33,333      8,333      100,000          --
  Chief Operating Officer                 1995      --         --           --              --
Marvin H. Wiebe, Jr..................     1997     130,000     25,000(3)    10,000           7,856
  Senior Vice President                   1996      90,500     59,500(3)    15,000           3,439
                                          1995      90,500     82,475(3)     --              6,027
Arlene R. Lissner(4).................     1997      38,464     --           10,000          --
  Director; President of
  Abraxas Group, Inc.

------------

(1) Amounts in 1997 for Messrs. Cornell, Logan, Schoeffield and Wiebe include
    (i) the Company's 401(k) matching contributions of $4,750, $4,750, $0 and $6,798, respectively, and (ii) group term life insurance premiums of $702, $274, $292, and $1,058, respectively.

(2) Mr. Schoeffield became Chief Operating Officer of the Company on October 16, 1996.

(3) Excludes $53,750, $56,750 and $59,750 representing Mr. Wiebe's portion of an annual fixed installment payment in 1997, 1996 and 1995, respectively, relating to an acquisition by the Company in 1994.

(4) Ms. Lissner became President of Abraxas Group, Inc. on September 9, 1997.

     The following table presents information regarding options granted to each of the named executive officers in 1997.

                             OPTION GRANTS IN 1997

                                                                                                    POTENTIAL REALIZABLE
                                                          PERCENTAGE                               VALUE AT ASSUMED RATES
                                           NUMBER OF       OF TOTAL                                    OF STOCK PRICE
                                           SECURITIES       OPTIONS                                   APPRECIATION FOR
                                           UNDERLYING     GRANTED TO     EXERCISE                       OPTION TERM
                                            OPTIONS        EMPLOYEES       PRICE      EXPIRATION   ----------------------
                                            GRANTED         IN 1997      PER SHARE       DATE          5%         10%
                                           ----------     -----------    ---------    ----------   ----------  ----------
David M. Cornell........................      --            --              --            --           --          --
Steven W. Logan.........................      --            --              --            --           --          --
William J. Schoeffield, Jr..............      --            --              --            --           --          --
Marvin W. Wiebe, Jr.....................     10,000(1)        6.2%        $10.375      1/22/2007   $   65,248  $  165,351
Arlene R. Lissner.......................     10,000(2)        6.2%        $  7.59       9/9/2007   $  171,529  $  318,089

------------

(1) The option grant to Mr. Wiebe was made on 1/22/97 and is exercisable in five equal annual installments beginning December 31, 1998.

(2) The option grant to Ms. Lissner was made on 9/9/97 and is exercisable in annual installments of 2,000, 2,000 and 6,000 shares beginning September 9, 1998.

     The following table presents information regarding options exercised in 1997 and the value of options outstanding at December 31, 1997 for each of the named executive officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                           NUMBER OF                   UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                            SHARES                   OPTIONS AT FISCAL YEAR END           FISCAL YEAR END(1)
                                           ACQUIRED      VALUE     ------------------------------   ------------------------------
                  NAME                    ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
----------------------------------------  -----------   --------   -----------   ----------------   -----------   ----------------
David M. Cornell........................     --            --        126,124         --             $ 2,004,110       $      0
Steven W. Logan.........................     --            --        143,624           3,750          2,325,960         69,625
William J. Schoeffield, Jr..............     --            --         40,000          60,000            350,000        525,000
Marvin W. Wiebe, Jr.....................     --            --          9,500          15,500            134,075        196,325
Arlene R. Lissner.......................     --            --         --              10,000            --             131,600

------------

(1) The excess, if any, of the market value of Common Stock at December 31, 1997 ($20.75) over the option exercise price(s).

(2) All of these options become immediately exercisable upon a change in control of the Company.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Russell 2000 Stock Index and the Company's peer group since the date the Common Stock began trading on the American Stock Exchange (October 3, 1996). The graph assumes that the value of the investment in the Common Stock and each index was $100 as of October 3, 1996 and that all dividends were reinvested on a quarterly basis.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

TOTAL RETURN ANALYSIS
                                                 10/3/96      12/31/96  12/31/97
                                                 -------      --------  --------
Cornell Corrections, Inc. ...............        $   100      $     72  $    170
Peer Group ..............................        $   100      $     98  $    119
Russell 2000 ............................        $   100      $    105  $    127

------------

(1) The Company's 1997 Peer Group consists of the following companies:
    Corrections Corporation of America, Wackenhut Corrections Corporation, Correctional Services Corporation, Youth Services International, Inc., and Children's Comprehensive Services, Inc.

EMPLOYMENT AGREEMENTS

     In September 1997, Abraxas Group, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and the Company entered into an employment agreement with Arlene R. Lissner pursuant to which Ms. Lissner agreed to serve as President of Abraxas Group, Inc. The Company granted to Ms. Lissner an option to purchase 10,000 shares of the Company's Common Stock, with an exercise price equal to 50% of the fair market value of the Company's Common Stock on September 9, 1997. As compensation for her services, Abraxas Group, Inc. agrees to pay Ms. Lissner an annual salary of $125,000 for a period of three years. The Company is a party to the employment agreement solely to guarantee the performance of Abraxas Group, Inc.'s obligations thereunder.

     In September 1997, in connection with the acquisition of Abraxas, the Company entered into a Covenant Not to Compete Agreement with Ms. Lissner, pursuant to which she agreed for a period of 20 years not to: (i) engage in any business in competition with any business operation of the Company or its affiliates; (ii) request that any customer or supplier of the Company or any of its affiliates curtail or cancel its business with the Company or any such affiliate; or (iii) induce or attempt to influence any employee of the Company or any of its affiliates to terminate his or her employment with the Company or any such affiliate, or hire or retain the services of any such employee. In consideration of Ms. Lissner's agreements, the Company will pay Ms. Lissner 10 annual installments of $60,000 each, which commenced on January 2, 1998. Such payments may be accelerated upon the mutual agreement of Ms. Lissner and the Company.

                              PROPOSED AMENDMENTS
                  TO THE RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has voted unanimously to authorize certain amendments to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and to recommend such proposed amendments to the stockholders for approval. The proposed amendments are: (i) to provide for the classification of the Board of Directors into three classes, with members of each class serving staggered three-year terms (Proposal No. 2); (ii) to provide for a supermajority vote of stockholders to amend Article Fifth and Article Eighth of the Certificate of Incorporation (Proposal No. 3); and (iii) to provide for a supermajority vote of stockholders to amend the Bylaws (Proposal No. 4);

     The Board of Directors believes that companies can be and are acquired, and changes in control of companies can and do occur, at prices below realistically achievable levels when boards of directors do not have measures in place to require a potential acquiror to negotiate or pay the highest price. While it is possible for such measures to be misused to resist reasonable takeover actions contrary to a board's fiduciary obligations, the Board of Directors is aware of, and committed to, its fiduciary obligations. These proposals are not in response to any efforts of which the Company is aware to accumulate the Company's Common Stock or to obtain control of the Company.

     Approval of each of the proposed amendments to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of the Common Stock entitled to vote thereon. Under applicable Delaware law, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment to the Certificate of Incorporation.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL OF EACH OF THE PROPOSED AMENDMENTS.

      PROPOSAL NO. 2 -- PROPOSAL TO AMEND ARTICLE FIFTH OF THE CERTIFICATE
        OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

CLASSIFIED BOARD

     The Board of Directors of the Company has approved an amendment to Article Fifth of the Certificate of Incorporation, as more specifically set forth in Exhibit A to this Proxy Statement, providing for the classification of the Board of Directors into three classes of directors with staggered terms of office, and has directed that such amendment be submitted to the stockholders for approval.

     This amendment provides for a Board of Directors consisting of not less than three (3) nor more than thirteen (13) directors on a classified basis. This amendment provides for the classification of directors into three classes as nearly equal in number as possible whose terms of office expire at different times in annual succession.

     Initially, the Board of Directors will consist of six directors now holding office with two directors in each class. The directors in Class I will serve until the 1999 Annual Meeting, those in Class II until the 2000 Annual Meeting and those in Class III until the 2001 Annual Meeting. At present, all of the directors are elected at each Annual Meeting to serve for one year or until the next election, whereas under the proposed amendment a minimum of one director will be required to be elected each year, and directors will serve for terms of three years with the exception that by approving this amendment the terms of the present directors will expire variously in 1999, 2000 and 2001. If this proposal is approved, Campbell Griffin and Tucker Taylor will serve in Class I, Richard Henshaw and Peter Leidel will serve in Class II, and David Cornell and Arlene Lissner will serve in Class III. Directors elected by the Board of Directors to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors will hold office until the next election of the class they have been elected to fill, even though their terms may thereby extend beyond the next annual meeting of stockholders.

     Under Delaware law, unless the certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. If this proposal is approved, the Company's directors may be removed from office only for cause by the affirmative vote of the holders of 66 2/3% of the shares entitled to vote in the election of directors. Presently, all directors of the Company are elected annually and all of the directors may be removed, with or without cause, by a majority vote of the shares of the Common Stock entitled to vote at an election of directors. Cumulative voting is not authorized by the Certificate of Incorporation.

     In addition, Delaware law provides that, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office or the sole remaining director. Proposal No. 2 provides that such vacancies and newly created directorships shall be filled only by a majority of the directors then in office, even if less than a quorum of the Board of Directors, or the sole remaining director. Presently, vacancies and newly created directorships may be filled either by (i) a majority vote of the remaining directors of the Company then in office or (ii) the affirmative vote of a majority of stockholders entitled to vote in the election of directors.

     Proposal No. 2 is designed to promote continuity and stability in the Company's management and policies and permit it to represent effectively the interests of all stockholders and to respond prudently to circumstances created by the demand or actions of a minority stockholder group. Absent the removal or resignation of directors, two annual elections would be required to replace a majority of the classified Board of Directors and effect a forced change in the business and affairs of the Company. Proposal No. 2 may therefore discourage an individual or entity from acquiring a significant position in the Company's Common Stock with the intention of obtaining immediate control of the Board of Directors. The acquiror could, however, immediately effect a change in control of the Board of Directors by garnering the necessary affirmative vote to amend the Certificate of Incorporation of the Company to eliminate classification of the Board.

     Proposal No. 2 also makes it more difficult to change directors, even when it may be considered advantageous or desirable. Stockholders may be precluded from replacing a director by simply voting for an alternative candidate at an annual election, in that each director will stand for election only once every three years. Accordingly, a classified Board of Directors limits stockholder participation in determining the management of the Company and modifies the present ability of stockholders to replace board members. In addition, director removal from office only for cause by a 66 2/3% stockholder vote will prevent a third party from gaining control of the Board of Directors by removing incumbent directors without cause and filling the resulting vacancies with its own nominees. Moreover, it may have the effect of delaying an ultimate change in existing management which might be desired by a majority of the stockholders. However, the Board of Directors believes that the benefits of the proposal outweigh its possible disadvantages. It is the belief of the Board of Directors that a director who is performing his or her duties in good faith and in the best interests of the Company and its stockholders should be able to continue to represent the interests of all the stockholders for the term for which he or she was elected.

     Proposal No. 2 is contingent upon stockholder approval of Proposal No. 3 and Proposal No. 4. If either Proposal No. 3 or Proposal No. 4 is not approved, Proposal No. 2 shall be removed from consideration by stockholders, and shares voted for Proposal No. 2 shall have no effect.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2

                PROPOSAL NO. 3 -- AMENDMENT TO ARTICLE EIGHTH OF
                THE CERTIFICATE OF INCORPORATION OF THE COMPANY

     The Board of Directors of the Company has approved an amendment to Article Eighth of the Certificate of Incorporation providing that Article Fifth and Article Eighth of the Certificate of Incorporation may only be amended by the affirmative vote of at least 66 2/3% of the shares entitled to vote in the election of directors, and has directed that such amendment be submitted to the stockholders for approval. If Proposal No. 3 is approved by a majority of the outstanding shares of Common Stock, Section (1) of Article Eighth of the Certificate of Incorporation shall be amended to read as follows:

          EIGHTH  (1)  AMENDMENT OF THE RESTATED CERTIFICATE OF
     INCORPORATION. Article Fifth and Article Eighth of the Restated Certificate of Incorporation may be (and may only be) amended by the affirmative vote of at least 66 2/3% of all outstanding shares of stock of the Corporation entitled to vote in the election of directors.

     The Certificate of Incorporation does not currently address amendments to the Certificate of Incorporation by the stockholders, and thus, pursuant to
Section 242 of the Delaware General Corporation Law ("DGCL"), the Certificate of Incorporation may be amended by a majority of shares of stock of the Company entitled to vote in the election of directors. If Proposal No. 3 is approved by the stockholders, Article Eighth of the Certificate of Incorporation will be amended to provide that Article Fifth and Article Eighth of the Certificate of Incorporation may be amended by the affirmative vote of at least 66 2/3% of the shares entitled to vote in the election of directors. All other provisions of the Certificate of Incorporation may be amended by a majority of shares of stock of the Company entitled to vote in the election of directors.

     Proposal No. 3 is designed to limit stockholders' ability to change particular provisions of the Company's Certificate of Incorporation without broad support from the Company's other voting stockholders. The Board of Directors believes that such an amendment will provide a degree of continuity and that it is in the best interests of the Company. However, the increase in the stockholder vote required to amend Article Fifth and Article Eighth of the Certificate of Incorporation will make it more difficult for a significant stockholder to make certain changes in the Certificate of Incorporation, including changes designed to facilitate a business combination or the exercise of control over the Company. The requirement for a super-majority vote would apply to any stockholders' amendment of Article Fifth and Article Eighth of the Company's Certificate of Incorporation at any time, whether or not related to a business combination or the acquisition of control.

     Proposal No. 3 is contingent upon stockholder approval of Proposal No. 2 and Proposal No. 4. If either Proposal No. 2 or Proposal No. 4 is not approved, Proposal No. 3 shall be removed from consideration by stockholders, and shares voted for Proposal No. 3 shall have no effect.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 3

                PROPOSAL NO. 4 -- AMENDMENT TO ARTICLE EIGHTH OF
                THE CERTIFICATE OF INCORPORATION OF THE COMPANY

     The Board of Directors of the Company has approved an amendment to Article Eighth of the Certificate of Incorporation providing that stockholders may adopt, amend or repeal the Bylaws only by the affirmative vote of at least
66 2/3% of the then outstanding voting stock of the Company, and has directed that such amendment be submitted to the stockholders for approval. If Proposal No. 4 is approved by a majority of the outstanding shares of Common Stock, Section (2) of Article Eighth of the Certificate of Incorporation shall be amended to read as follows:

          EIGHTH (2) AMENDMENT OF THE BYLAWS OF CORPORATION. The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, without any action on the part of the stockholders of the Corporation, by a vote of the majority of the entire Board of Directors that would be in office if no vacancy existed, whether or not present at a meeting. The stockholders of the Corporation also have the power to adopt, amend or repeal the Bylaws, at any annual or special meeting, by the affirmative vote of at least 66 2/3% of all outstanding shares of stock of the Corporation entitled to vote in the election of directors.

     Article Eighth of the Certificate of Incorporation currently provides that the Bylaws may be adopted, amended or repealed by either (i) the affirmative vote of at least a majority of the entire Board of Directors, whether or not there are any vacancies in the previously authorized directorships, or (ii) a majority of the shares of stock of the Company entitled to vote in the election of directors. If Proposal No. 4 is approved by the stockholders, Article Eighth of the Certificate of Incorporation will be amended to provide that stockholders may adopt, amend or repeal the Bylaws only by the affirmative vote of at least 66 2/3% of the then outstanding voting stock of the Company.

     Proposal No. 4 is designed to limit stockholders' ability to change the provisions of the Company's Bylaws without broad support from the Company's other voting stockholders. The Board of Directors believes that such an amendment will provide a degree of continuity and that it is in the best interests of the Company. However, the increase in the stockholder vote required to amend the Bylaws will make it more difficult for a significant stockholder to make changes in the Bylaws, including changes designed to facilitate a business combination or the exercise of control over the Company. The requirement for a super-majority vote would apply to any stockholders' amendment of the Company's Bylaws at any time, whether or not related to a business combination or the acquisition of control.

     The Board of Directors recently amended the Company's Bylaws to provide for
(i) advance written notice of stockholder nomination of directors, (ii) advance written notice of stockholder business at stockholder meetings, (iii) the determination of the number and election of directors only in accordance with the Company's Certificate of Incorporation, (iv) the ability of the Board of Directors to consider social, economic and other factors in evaluating any offer of another party, and (v) the alteration, amendment and repeal of the Bylaws only in accordance with the Company's Certificate of Incorporation. The advance written notice requirements referenced above will not apply until the first stockholders' meeting after the Annual Meeting.

     Proposal No. 4 is contingent upon stockholder approval of Proposal No. 2 and Proposal No. 3. If either Proposal No. 2 or Proposal No. 3 is not approved, Proposal No. 4 shall be removed from consideration by stockholders, and shares voted for Proposal No. 4 shall have no effect.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 4

         PROPOSAL NO. 5 -- AMENDED AND RESTATED 1996 STOCK OPTION PLAN

     The 1996 Plan was initially adopted in 1996, and an aggregate of 880,000 shares of Common Stock were reserved for issuance pursuant thereto. As of March 2, 1998, there were 3,192 shares of Common Stock available for issuance under the 1996 Plan. In the opinion of the Board of Directors, it is appropriate to consider amending and restating the 1996 Plan to increase such number of shares available for issuance. In view of the foregoing, the Board of Directors of the Company has approved an amended and restated 1996 Plan (the "Amended Plan") which, among other things, establishes the maximum number of shares of Common Stock that may be subject to outstanding grants, determined immediately after the grant of any stock option, at a number not exceeding the greater of 1,500,000 shares or fifteen percent (15%) of the aggregate number of shares of Common Stock outstanding. The Board of Directors has directed that such Amended Plan be submitted to the stockholders for approval. The description of the Amended Plan contained herein is qualified in its entirety by reference to the copy of the Amended Plan attached as Exhibit B to this Proxy Statement

     PURPOSE. The purpose of this Amended Plan is to enable the Company and Designated Subsidiaries (as defined in the Amended Plan) to attract, retain and motivate certain key employees, non-employee directors and consultants (collectively, the "Participants"), who are important to the success and growth of the business of the Company and Designated Subsidiaries and to create a long-term mutuality of interest between such persons and the stockholders of the Company by granting options to purchase Common Stock. The Company believes that the possibility of participation in the Amended Plan through receipt of incentive options ("Incentive Options") or nonqualified options
("Nonqualified Options") (Incentive Options and Nonqualified Options shall be collectively referred to herein as "Stock Options"), will provide Participants an incentive to perform more effectively and will assist the Company in obtaining and retaining people of outstanding training and ability.

     TERM. The Amended Plan was adopted effective February 23, 1998, subject to approval by stockholders at the Annual Meeting. No Stock Option may be granted under the Amended Plan after February 23, 2008.

     ADMINISTRATION. The Amended Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors, which is comprised of at least two members who are outside directors (as defined in Section 162(m) of the Code). All questions of interpretation and application of the Amended Plan shall be determined by the Committee.

     PARTICIPATION. All key employees of the Company and Designated Subsidiaries are eligible to receive Stock Options under the Amended Plan. Non-employee directors and consultants to the Company and Designated Subsidiaries are eligible to receive Nonqualified Options under the Amended Plan. The Committee shall determine from time to time the Participants of the Company and Designated Subsidiaries who shall receive Stock Options under the Amended Plan. During the lifetime of Participants, Stock Options shall be exercisable only by Participants, and no Stock Options will be transferable otherwise than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or if established by the Committee, pursuant to intra-family transfers without payment of consideration.

     SHARES OF STOCK AVAILABLE FOR GRANT.  A total not exceeding the greater of
(i) 1,500,000 shares of Common Stock or (ii) fifteen percent (15%) of the aggregate number of shares of Common Stock outstanding are available for issuance under the Amended Plan. The maximum number of shares of Common Stock with respect to which Stock Options may be granted to any Participant during any calendar year may not exceed 250,000. The shares may be treasury shares or authorized but unissued shares. In the event a Stock Option expires unexercised, is terminated, or is canceled or forfeited, the shares of Common Stock allocable to the unexercised portion of that Stock Option may again be subject to a Stock Option under the Amended Plan.

     The Amended Plan provides that the number of shares subject thereto and shares covered by Stock Options outstanding are subject to equitable adjustment, as determined by the Committee, in the event of stock dividends, stock splits, or other capital readjustments before delivery by the Company of all shares subject to the Amended Plan.

     COMPENSATION DEDUCTION LIMITATION. Section 162(m) of the Code generally limits to $1 million per year per employee the tax deduction available to publicly traded companies for certain compensation paid to named executive officers. There is an exception (Section 162(m)(4)(C)) from this deduction limitation, for certain "performance-based compensation," if specified requirements are satisfied, including: (i) the establishment by a compensation committee comprised solely of two or more outside directors of performance goals which must be met for the additional compensation to be earned, (ii) the approval of the material terms for the performance goals by the stockholders after adequate disclosure, and (iii) the certification by the compensation committee that the performance goals have been met. The Amended Plan is designed to satisfy these statutory requirements for Incentive Options and Nonqualified Options. Therefore, if this Amended Plan is approved by stockholders, for all grants intended to satisfy Section 162(m) of the Code, the Company anticipates being entitled to deduct an amount equal to the ordinary income reportable by each optionee on exercise of a Nonqualified Option and the Early Disposition (as defined below) of shares of Common Stock acquired by exercise of an Incentive Option.

     STOCK OPTIONS. The Committee may designate a Stock Option as an Incentive Option or as a Nonqualified Option. The terms of each Stock Option shall be set out in a written Option Agreement which incorporates the terms of the Amended Plan.

     The purchase price per share of Common Stock (the "Purchase Price") of a Nonqualified Option may not be less than the par value of a share of Common Stock of the Company, and the Nonqualified Option may not be exercisable after 10 years from the date of grant. The Purchase Price of an Incentive Option may not be less than 100% of the fair market value of the Common Stock on the date of grant, and the Incentive Option may not be exercisable after 10 years from the date of grant. In the case of an Incentive Option issued to a 10% Shareholder (as defined in the Amended Plan) of the Company (i) the Purchase Price may not be less than 110% of the fair market value of the Common Stock on the date of grant, and (ii) the period over which the Incentive Option is exercisable may not exceed five years. On _______________, the last reported sales price of the Common Stock was $______________ per share.

     Stock Options may be exercised by written notice of exercise and payment of the Stock Option price in cash, by check, in previously owned shares of Common Stock valued at fair market value on the date of exercise, in a cashless transaction involving a broker, or such other terms and conditions as may be acceptable to the Committee. Special rules apply which limit the time of exercise of a Stock Option following an employee's termination of employment or in the event of a "Extraordinary Transaction" (as defined in the Amended
Plan). The Committee may impose restrictions on the exercise of any Stock
Option.

     AMENDMENT OF AMENDED PLAN. The Committee may amend, terminate or suspend the Amended Plan at any time, provided that no amendment shall be made without stockholder approval if it would (i) increase the aggregate number of shares of Common Stock that may be issued under the Amended Plan, (ii) decrease the minimum Purchase Price of any Stock Option, (iii) increase the individual limitation set forth in Article VI(A) of the Amended Plan, (iv) extend the maximum option period, or (v) effect any other change that would require stockholder approval under Section 162(m) of the Code.

     CHANGE IN CONTROL. Upon the consummation of a Extraordinary Transaction, all outstanding Stock Options shall be terminated, provided that notice of such Extraordinary Transaction shall be given to each Participant. The Stock Options shall become fully vested and each Participant shall have the right to exercise such Stock Options in full during a period of at least 20 days preceding the Extraordinary Transaction.

     FEDERAL TAX CONSEQUENCES. The grant of Incentive Options to an employee does not result in any income tax consequences. The exercise of an Incentive Option generally does not result in any income tax consequences to an employee if (i) the Incentive Option is exercised by the employee during his employment with the Company or a Designated Subsidiary, or within a specified period after termination of employment, and (ii) the employee does not dispose of shares acquired pursuant to the exercise of an Incentive Option before the expiration of two years from the date of grant of the Incentive Option or one year after exercise and the transfer of the shares to him, whichever is later (the "Waiting Period"). However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the Amended Plan price is a tax preference item for purposes of determining an employee's alternative minimum tax in the year of exercise, if applicable.

     ers for approvalAn employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over
(b) the Incentive Option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

     As a result of changes made by the Taxpayer Relief Act of 1997 increasing the required holding period for assets afforded long-term capital gains tax treatment and reducing the tax rates on long-term capital gains, if an employee sells shares acquired pursuant to the exercise of an Incentive Option after July 28, 1997, the employee will generally recognize a long-term capital gain or loss on the sale if the shares were held for more than eighteen (18) months. Under those circumstances, if the employee recognizes a long-term capital gain on the sale, his or her long-term capital gain will be taxed at a maximum rate of 20%. If the employee sells the shares after the Waiting Period but before the expiration of 18 months after the issuance of the shares pursuant to the exercise of an Incentive Option, the employee will pay tax on any mid-term capital gain recognized at a maximum rate of 28%. After December 31, 2000, the sale by an employee of shares acquired pursuant to the exercise of an Incentive Option which are held for more than five years will be taxed at a maximum rate of 18%.

     The Company will not be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the employee.

     The grant of Nonqualified Options under the Amended Plan will not result in the recognition of any taxable income by a Participant. A Participant will recognize ordinary income on the date of exercise of the Nonqualified Option equal to the excess, if any, of (i) the fair market value of the shares acquired as of the exercise date, over (ii) the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the Nonqualified Option price paid and the ordinary income reported on exercise of the Nonqualifed Option. The income reportable on exercise of a Nonqualified Option is subject to federal income and employment tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the Participant on the exercise of a Nonqualified Option.

     PROPOSED STOCK OPTION GRANTS. The Committee has granted Incentive Options to purchase an aggregate of 354,334 shares to Messrs. Cornell, Logan, Schoeffield and Wiebe. The grant of such Incentive Options is subject to stockholder approval of the Amended Plan. The grant date of such Incentive Options will be the date stockholders approve the Amended Plan, and the exercise price of such Incentive Options will be the closing price of the Company's Common Stock on the American Stock Exchange on the grant date. The Incentive Options will not vest until September 5, 2005; however, early vesting can occur on the attainment of certain performance objectives. An amount equal to 25% of the Incentive Options vests upon the Company achieving revenues of $200 million over any period of 12 consecutive months; 25% upon the Company achieving earnings per share of $1.00 in any period of 12 consecutive months; 25% upon the Company achieving an average stock price of $25.00 per share for any 90 consecutive trading days; and 25% upon the Company achieving a 12% return on equity over any period of 12 consecutive months.

     The following table sets forth the number of Stock Option grants to date, subject to stockholder approval of the Amended Plan, to each of the following under the Amended Plan.

                               NEW PLAN BENEFITS
                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

NAME AND POSITION                       NUMBER OF UNITS
-------------------------------------   ---------------
David M. Cornell.....................       160,000
     Chairman of the Board, President
      and Chief Executive Officer
Steven W. Logan......................       100,000
     Senior Vice President, Chief
      Financial Officer, Treasurer
      and Secretary
William J. Schoeffield, Jr...........        60,667
     Senior Vice President and Chief
      Operating Officer
Marvin H. Wiebe, Jr..................        33,667
     Vice President
Arlene R. Lissner....................             0
     Director; President of Abraxas
      Group, Inc.
Executive Group......................       354,334
Non-Executive Director Group.........        15,000
Non-Executive Officer Employee
  Group..............................             0

     STOCKHOLDER APPROVAL REQUIREMENT. The approval of the Amended Plan requires the affirmative vote of a majority of the shares of Common Stock voted on the matter. Accordingly, abstentions and broker non-votes applicable to shares at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 5.

  PROPOSAL NO. 6 -- APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 1998. This firm has acted as independent public accountants for the Company since 1992.

     Members of Arthur Andersen LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the Annual Meeting if they desire to do so.

     The Board of Directors recommends that stockholders approve the appointment of Arthur Andersen LLP as the Company's independent public accountants. In accordance with the Company's Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the matter. Accordingly, abstentions and broker non-votes applicable to shares present at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

     THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 6

                                 OTHER MATTERS

     The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

               PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock of the Company intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1999 must be received by the Company, addressed to the Secretary of the Company, 4801 Woodway, Suite 100E, Houston, Texas 77056, no later than November 9, 1998, to be included in the proxy statement relating to that meeting.

                                          By Order of the Board of Directors

                                          Steven W. Logan,
                                          SECRETARY

March 9, 1998

     THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                                                                       EXHIBIT A

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                 PROVIDING FOR A CLASSIFIED BOARD OF DIRECTORS

     The Fifth Article of the Certificate of Incorporation of the Company shall be amended by replacing the current Fifth Article with the following provisions:

     FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

     (1) NUMBER AND ELECTION OF DIRECTORS. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to such rights of holders of shares of one or more outstanding series of Preferred Stock to elect one or more directors of the Corporation under circumstances as shall be provided by or established pursuant to the Restated Certificate of Incorporation, the number of directors of the Corporation that shall constitute the Board of Directors shall not be less than three (3) nor more than thirteen (13) and shall be specified from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Initially, the number of directors will be six (6). Election of Directors of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     (2) CLASSES AND TERMS OF DIRECTORS. The Board of Directors shall be divided into 3 classes: Class I, Class II and Class III. The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of stockholders in 1999, Class II at the second succeeding annual meeting of stockholders in 2000, and Class III at the third succeeding annual meeting of the stockholders in 2001. At each succeeding annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for three-year terms. If the number of directors changes, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal for cause from office.

     (3) VACANCIES. Except as otherwise required by law, or by any provisions established pursuant to the Restated Certificate of Incorporation with respect to the rights of holders of shares of one or more outstanding series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal for cause from office of a director of the Corporation shall be filled only by the affirmative vote of at least a majority of the remaining directors of the Corporation then in office, even if such remaining directors constitute less than a quorum of the Board of Directors, or by the sole remaining director.

     (4) REMOVAL. Any director may be removed from office only for cause and only by the affirmative vote of not less than 66 2/3% of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, given at a meeting of the stockholders for that purpose.

                                                                       EXHIBIT B

                           CORNELL CORRECTIONS, INC.

                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

I.  PURPOSES OF THE PLAN

     The purposes of this Amended and Restated 1996 Stock Option Plan (the "Plan") are to enable Cornell Corrections, Inc. (the "Company") and
Designated Subsidiaries (as defined herein) to attract, retain and motivate certain key employees, directors and consultants who are important to the success and growth of the business of the Company and Designated Subsidiaries and to create a long-term mutuality of interest between such persons and the stockholders of the Company by granting the options to purchase Common Stock (as defined herein).

II.  DEFINITIONS

     In addition to the terms defined elsewhere herein, for purposes of this Plan, the following terms will have the following meanings when used herein with initial capital letters:

          (A)  "Board" means the Board of Directors of the Company.

          (B) "Cause" means, with respect to a Participant's Termination of Employment, (i) in the case where there is no employment or consulting agreement between the Company and the Participant, or where there is an employment or consulting agreement, but such agreement does not define cause (or words of like import), commission of a felony, a crime involving moral turpitude, embezzlement, misappropriation of property of the Company or a Subsidiary, any other act involving dishonesty or fraud with respect to the Company or a Subsidiary, a material breach of a directive which is not cured within a specified time after written notice of such breach, or repeated failure after written notice to follow the directives of an appropriate officer or the Board, or (ii) in the case where there is an employment or consulting agreement between the Company or a Subsidiary and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such employment or consulting agreement.

          (C)  "Code" means the Internal Revenue Code of 1986, as amended.

          (D) "Committee" means a committee of the Board appointed from time to time by the Board consisting of two (2) or more non-employee directors, each of whom shall be an "outside director" as defined in Section 162(m) of the Code to the extent then required, except that if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

          (E) "Common Stock" means the common stock of the Company, par value $.001 per share, and any common stock resulting from any reclassification of the Common Stock.

          (F) "Company" means Cornell Corrections, Inc., a Delaware corporation.

          (G) "Designated Subsidiary" means any Subsidiary which has been designated from time to time by the Board. An entity shall be deemed a Designated Subsidiary only for such periods as the requisite ownership relationship is maintained.

          (H) "Director" means any non-employee director of the Company or a Designated Subsidiary.

          (I) "Disability" means a permanent and total disability, rendering a Participant unable to perform the duties performed by the Participant for the Company or Designated Subsidiaries by reason of physical or mental disability for a period of more than an aggregate of one hundred eighty
     (180) days in any twelve (12) month period. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

          (J) "Eligible Consultants" means the consultants of the Company and Designated Subsidiaries who are eligible to participate in the Plan (including, but not limited, to employees of entities providing consulting services), as determined by the Committee in its sole discretion.

          (K) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

          (L) "Fair Market Value" means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales prices reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set by the Committee based upon its assessment of the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell (without giving effect to any discount for a minority interest or any restrictions on transferability or any lack of liquidity of the stock).

          (M) "Incentive Stock Option" means any Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

          (N) "Key Employee" means any person who is an officer or other valuable employee of the Company or a Designated Subsidiary, as determined by the Committee in its sole discretion. A Key Employee may, but need not, be an officer of the Company or a Designated Subsidiary.

          (O) "Non-Qualified Stock Option" means any Option awarded under this Plan that is not an Incentive Stock Option.

          (P) "Option" means the right to purchase one Share at a prescribed purchase price on the terms specified in the Plan.

          (Q) "Participant" means a Key Employee, Director or Eligible Consultant who is granted Options under the Plan which Options have not expired; PROVIDED, HOWEVER, that any Director or Eligible Consultant shall be a Participant for purposes of the Plan solely with respect to grants of Non-Qualified Stock Options and shall be ineligible for Incentive Stock Options.

          (R) "Person" means any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

          (S) "Retirement" means a Termination of Employment without cause from the Company and/or a Subsidiary by a Participant who is at least age 65 or, with the consent of the Committee, such earlier date before age 65 but after age 55.

          (T) "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

          (U)  "Share" means a share of Common Stock.

          (V) "Subsidiary" means any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code.

          (W) "Ten Percent Shareholder" means a person owning Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the Code.

          (X) "Termination of Employment" with respect to a Key Employee means that individual is no longer actively employed by the Company or a Subsidiary on a full-time basis, irrespective of whether or not such employee is receiving salary continuance pay, is continuing to participate in other employee benefit programs or is otherwise receiving severance type payments. In the event an entity shall cease to be a Subsidiary, there shall be deemed a Termination of Employment of any individual who is not otherwise an employee of the Company or another Subsidiary at the time the entity ceases to be a Subsidiary. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee. For purposes of this Plan, a full-time employee is a person who is scheduled to work at least thirty (30) hours per week. With respect to a Director, a Termination of Employment shall occur when the individual ceases to be a director of the Company or any Subsidiary. With respect to an Eligible Consultant, a Termination of Employment shall occur upon the termination of the consulting contract or the termination of the performance of consulting services, as determined by the Committee in its sole discretion.

     (Y)  "Withholding Election" means the election set forth in Article XV.

III.  EFFECTIVE DATE

     The 1996 Stock Option Plan became effective as of May 15, 1996. The Plan, as amended and restated, shall become effective as of February 23, 1998 (the "Effective Date"), subject to approval by the stockholders. Grants of Options by the Committee under the Plan may be made as of or after the Effective Date of the Plan, including retroactively. No Options may be exercised prior to the approval of the Plan by the holders of a majority of the Common Stock (at the time of approval).

IV.  ADMINISTRATION

     (A) DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Options under, the Plan; to determine the terms, vesting requirements, exercise price and form of exercise payment for each Option granted under the Plan; to determine the consideration to be received by the Company in exchange for the grant of the Options; to determine whether and to what extent Incentive Stock Options and Non-Qualified Stock Options, or any combination thereof, are to be granted hereunder to one or more Key Employees and whether and to what extent Non-Qualified Stock Options are to be granted hereunder to one or more Eligible Consultants or Directors; to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; to determine whether, to what extent and under what circumstances to permit reloads, such that to the extent that Options are settled with Common Stock, that Non-Qualified Stock Options may be granted for the same number of shares of the same or different types, based on such terms as the Committee may determine, in its sole discretion; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such
Section 422.

     (B) ADVISORS. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

     (C) INDEMNIFICATION. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or Bylaws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or Bylaws of the Company or Designated Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Options granted to him or her under this Plan.

     (D) MEETINGS OF THE COMMITTEE. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed from the Committee at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee are in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

     (E) DETERMINATIONS. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company and Subsidiaries, directors, officers and other employees of the Company and Subsidiaries, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

V.  SHARES; ADJUSTMENT UPON CERTAIN EVENTS

     (A) SHARES TO BE DELIVERED; FRACTIONAL SHARES. Shares to be issued under the Plan shall be made available, at the sole discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option. In lieu thereof, the Company shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

     (B) NUMBER OF SHARES. Subject to adjustment as provided in this Article V, the maximum aggregate number of Shares that may be issued and sold under the
Plan shall not exceed the greater of (a)        Shares or (b) 15% of the number
of Shares issued and outstanding immediately after the grant of any Option. If Options are for any reason canceled or forfeited, or expire or terminate unexercised, the Shares covered by such Options shall again be available for the grant of Options, subject to the foregoing limit.

     (C) ADJUSTMENTS; RECAPITALIZATION, ETC. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or Designated Subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. The Committee may make or provide for such adjustments in the maximum number of Shares specified in Article V(B), in the number of Shares covered by outstanding Options granted hereunder and/or in the Purchase Price (as hereinafter defined) applicable to such Options or such other adjustments in the number and kind of securities received upon the exercise of Options, as the Committee in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants or to otherwise recognize the effect that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Except as herein expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of shares and/or other securities or property subject to Options theretofore granted or the Purchase Price.

     (D) EXTRAORDINARY TRANSACTIONS. (i) In the event the Company shall, pursuant to action by its Board of Directors, at any time propose to merge with or into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another entity or in the event of the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity and/or group of entities acting in concert (each, an "Extraordinary Transaction"), the Company shall cause written notice of the proposed Extraordinary Transaction to be given to the Participant not less than thirty
(30) days prior to the anticipated effective date of the proposed Extraordinary Transaction (the "Extraordinary Transaction Effective Date").

     (ii) On a date which the Company shall specify in such notice (the "Early Vesting Date"), which date shall not be less than twenty (20) days prior to the Extraordinary Transaction Effective Date, the Options shall become fully vested, except as otherwise expressly provided in any Option agreement with respect to the Options granted thereunder.

     (iii) If the Extraordinary Transaction is consummated, the Options, to the extent not previously exercised prior to the Extraordinary Transaction Effective Date, shall terminate on the Extraordinary Transaction Effective Date. If the Extraordinary Transaction is abandoned or otherwise not consummated then, to the extent that the portion of the Options not exercised prior to such abandonment or termination shall have vested solely by operation of Article V(D)(ii) and the relevant Option agreements, such vesting shall be annulled and be of no further force or effect, and the vesting provisions set forth in the relevant Option agreements shall be reinstituted, as of the date of such abandonment or termination.

VI.  AWARDS AND TERMS OF OPTIONS

     (A) GRANT. The Committee may grant Non-Qualified Stock Options or Incentive Stock Options, or any combination thereof to Key Employees, and Non-Qualified Stock Options to Directors and Eligible Consultants, provided that the maximum number of Shares with respect to which Options may be granted to any Participant during any calendar year may not exceed Two Hundred Fifty Thousand (250,000), subject to adjustment as provided in Article V(C). To the extent that the maximum number of Shares with respect to which Options may be granted are not granted in a particular calendar year to a Participant (beginning with the year in which the Participant receives his or her first grant of Options hereunder), such ungranted Options for any year shall increase the maximum number of Shares with respect to which Options may be granted to such Participant in subsequent calendar years during the term of the Plan until used. Notwithstanding the foregoing, in order to comply with Section 162(m) of the Code, the Committee shall take into account that (1) if an Option is canceled, the canceled Option continues to be counted against the maximum number of shares for which Options may be granted to the Key Employee, Director or Eligible Consultant under the Plan and (2) for purposes of Section 162(m) of the Code, if after the grant of an Option, the Committee or the Board reduces the exercise price or Purchase Price (as defined below), the transaction is treated as a cancellation of the Option and a grant of a new Option, and in such case, both the Option that is deemed to be canceled and the Option that is deemed to be granted reduce the maximum number of shares for which Options may be granted to the Key Employee, Director or Eligible Consultant under the Plan. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option. Each Option shall be evidenced by an Option agreement (the "Option Agreement") in such form as the Committee shall approve from time to time.

     (B) EXERCISE PRICE. The purchase price per Share (the "Purchase Price") deliverable upon the exercise of a Non-Qualified Stock Option shall be determined by the Committee and set forth in a

Participant's Option Agreement, provided that the Purchase Price shall not be less than the par value of a Share. Notwithstanding the foregoing, to the extent the Committee grants an Incentive Stock Option or grants an option which is intended to be "performance based" for purposes of Section 162(m) of the Code, the Purchase Price deliverable upon the exercise of any such option shall be determined by the Committee and set forth in a Participant's Option Agreement but shall be not less than 100% of the Fair Market Value of a Share at the time of grant; PROVIDED, HOWEVER, if an Incentive Stock Option is granted to a Ten Percent Shareholder, the Purchase Price shall be not less than 110% of the Fair Market Value of a Share.

     (C) NUMBER OF SHARES. The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion.

     (D) EXERCISABILITY. At the time of grant, the Committee shall specify when and on what terms (including any vesting requirements) the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise. No Option shall be exercisable after the expiration of ten (10) years from the date of grant; PROVIDED, HOWEVER, the term of an Incentive Stock Option granted to a Ten Percent Shareholder may not exceed five (5) years. Each Option shall be subject to earlier termination as provided in Article VII below.

     (E)  EXERCISE OF OPTIONS.

          (i)) A Participant may elect to exercise one or more Options then exercisable by giving written notice to the Company of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of Shares for which the Options are being exercised.

          (ii) Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

             (a) in cash or by check, bank draft or money order payable to the order of the Company;

             (b) in the form of shares of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances);

             (c) by agreeing to surrender then exercisable Options equivalent in value;

             (d) if the Shares are traded on a national securities exchange, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Purchase Price plus all required tax withholding by payment through a cash or margin arrangement with a broker;

             (e)  in Shares otherwise issuable upon exercise of the Option; or

             (f) on such other terms and conditions as may be acceptable to the Committee (which may include payment in full or in part by the transfer of Shares which have been owned by the Participant for at least 6 (six) months or the surrender of Options owned by the Participant) and in accordance with applicable law.

          (iii) Upon receipt of payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased. No Shares shall be issued until payment, as provided herein, has been made or provided for.

     (F) INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

     To the extent permitted under Section 422 of the Code, or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, if (i) a Participant's employment with the Company or

Designated Subsidiary is terminated by reason of death, Disability, Retirement or termination without Cause, and (ii) the portion of any Incentive Stock Option that would be exercisable during the post-termination period specified under
Article VII but for the $100,000 limitation currently contained in Section 422(d) of the Code is greater than the portion of such Option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option. If the exercise of an Incentive Stock Option is accelerated for any reason, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in
Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

     Should any of the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company, except as otherwise required by law.

     (G) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, provisions permitting the use of shares of Common Stock to exercise and settle an Option ("Stock Swaps") or permitting "reloads" such that in the case of Stock Swaps, the same number of Non-Qualified Stock Options is granted as the number of shares of Common Stock swapped ("Reloads"). With respect to Stock Swaps, shares of Common Stock shall be valued at Fair Market Value on the date of exercise and shall have the same remaining time period as the shares of Common Stock that were swapped. With respect to Reloads, the exercise price of the new Non-Qualified Stock Option shall be the Fair Market Value on the date granted and the term of the Non-Qualified Stock Option shall be the same as the remaining term of the Options that are exercised.

VII.  EFFECT OF TERMINATION OF EMPLOYMENT

     (A) DEATH, DISABILITY, RETIREMENT, ETC. Except as otherwise provided in the Participant's Option Agreement, upon Termination of Employment, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment) shall remain exercisable by the Participant to the extent not exercised for the following time periods, or, if earlier, the prior expiration of the Option in accordance with the terms of the Plan and grant:

          (i) In the event of the Participant's death, Retirement or Disability, such Options shall remain exercisable by the Participant (or by the Participant's estate or by the person given authority to exercise such Options by the Participant's will or by operation of law) for a period of one year from the date of the Participant's death, Retirement or Disability, provided that the Committee, in its sole discretion, may at any time extend such time period.

          (ii) In the event of the Participant's Termination of Employment without Cause, such Options shall remain exercisable for ninety (90) days from the date of the Participant's Termination of Employment, provided that the Committee, in its sole discretion, may at any time extend such time period.

Unless the Committee otherwise determines, there shall be no effect on the exercisability of Options held by a Participant if (i) the Participant's employment, directorship or consultancy is transferred from the Company to a Designated Subsidiary, from a Designated Subsidiary to the Company or from one Designated Subsidiary to another or (ii) the Participant is a Key Employee who becomes an Eligible Consultant or an Eligible Consultant who becomes a Key Employee.

     (B) CAUSE. Upon the Termination of Employment of a Participant for Cause, or if the Company or a Designated Subsidiary obtains or discovers information after Termination of Employment that such Participant had engaged in conduct that would have justified a Termination of Employment for Cause during the Participant's employment, directorship or consultancy, all outstanding Options of such Participant shall, unless the Committee in its sole discretion determines otherwise, terminate and be null and void.

     (C) CANCELLATION OF OPTIONS. Except as otherwise provided in Article V(D), no Options that were not exercisable during the period of employment shall thereafter become exercisable upon a Termination of Employment for any reason or no reason whatsoever, and such options shall terminate and become null and void upon a Termination of Employment, unless the Committee determines in its sole discretion that such Options shall be exercisable.

VIII.  NONTRANSFERABILITY OF OPTIONS

     Except as set forth below, no Option shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution or pursuant to a qualified domestic relations order, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members; the Committee may also amend outstanding Options to provide for such transferability. In addition, except as provided in the immediately preceding two sentences, no Option shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately terminate and become null and void.

IX.  RIGHTS AS A STOCKHOLDER

     A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by such Participant's Option until such Participant (or permitted transferee) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided in the Plan.

X.  TERMINATION, AMENDMENT AND MODIFICATION

     The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date (the "Termination Date"), unless terminated sooner as hereinafter provided, and no Option shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options that by their terms continue beyond the Termination Date. At any time prior to the Termination Date, the Committee may amend or terminate the Plan or suspend the Plan in whole or in part.

     The Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirements referred to in Article XII), or suspend or terminate it entirely, retroactively or otherwise; PROVIDED, HOWEVER, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Options granted prior to such amendment, suspension or termination, may not be materially impaired without the consent of such Participant and; PROVIDED, FURTHER, without the approval of the stockholders of the Company entitled to vote, no amendment may be made (except by operation of Article V(C) with respect to clauses (i), (ii) and (iii) below), which would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan; (ii) decrease the minimum Purchase Price of any Option; (iii) increase the individual limitation set forth in Article VI(A) of the Plan; (iv) extend the maximum option period; or (v) effect any other change that would require stockholder approval under Section 162(m) of the Code.

     The Committee may amend the terms of any Option granted, prospectively or retroactively, but, subject to Article VI above or as otherwise provided herein, no such amendment or other action by the Committee shall materially impair the rights of any Participant without the Participant's consent. No modification of an Option shall adversely affect the status of an Incentive Stock Option as an incentive stock option under Section 422 of the Code. Notwithstanding the foregoing, however, no such amendment may, without the approval of the stockholders of the Company, effect any change that would require stockholder approval under applicable law.

XI.  USE OF PROCEEDS

     The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

XII.  GENERAL PROVISIONS

     (A) RIGHT TO TERMINATE EMPLOYMENT OR CONSULTING ARRANGEMENTS. Neither the adoption of the Plan nor the grant of Options shall impose any obligation on the Company or Designated Subsidiaries to continue the employment of any Participant, the directorship of any Director or the consulting arrangement with any Eligible Consultant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company or Designated Subsidiaries or to remain as a director or consultant of the Company or its Designated Subsidiaries.

     (B) PURCHASE FOR INVESTMENT. If the Board or the Committee determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant's own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to the Company, from counsel acceptable to the Company as to the availability of such exception.

     (C) TRUSTS, ETC. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (D) NOTICES. Any notice to the Company required by or in respect of this Plan will be addressed to the Company, Cornell Corrections, Inc., 4801 Woodway, Suite 100E, Houston, TX 77056, Attention: Chief Financial Officer, or such other place of business as shall become the Company's principal executive offices from time to time. Each Participant shall be responsible for furnishing the Company with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any such notice to the Participant will, if the Company has received notice that the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address (and has provided such reasonable substantiating information as the Company may request) by written notice under this Section. Any notice required by or in respect of this Plan will be deemed to have been duly given when delivered in person or when dispatched by telegram or one (1) business day after having been dispatched by a nationally recognized overnight courier service or three (3) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid. The Company assumes no responsibility or obligation to deliver any item mailed to such address that is returned as undeliverable to the addressee and any further mailings will be suspended until the Participant furnishes the proper address.

     (E) SEVERABILITY OF PROVISIONS. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

     (F) PAYMENT TO MINORS ETC. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

     (G) HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

     (H) CONTROLLING LAW. The Plan shall be construed and enforced according to the laws of the State of Delaware.

     (I) OTHER BENEFITS. No payment under this Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or a Designated Subsidiary nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability of benefits is related to the level of compensation.

     (J) COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Options hereunder.

     (K) SECTION 162(M) DEDUCTION LIMITATION. The Committee at any time may in its sole discretion limit the number of Options that can be exercised in any taxable year of the Company, to the extent necessary to prevent the application of Section 162(m) of the Code (or any similar or successor provision), provided that the Committee may not postpone the earliest date on which Options can be exercised beyond the last day of the stated term of such Options.

     (L) SECTION 16(B) OF THE EXCHANGE ACT. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

XIII.  ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

     (A) STOCK CERTIFICATES. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by the Company in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

     (B) LEGENDS. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Committee, in its sole discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares.

     (C) PAYMENT OF EXPENSES. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

XIV.  LISTING OF SHARES AND RELATED MATTERS

     If at any time the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of Options or the award or sale of Shares under the Plan, no Option grant shall be effective and no Shares will be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

XV.  WITHHOLDING TAXES

     The Company shall have the right to require prior to the issuance or delivery of any shares of Common Stock payment by the Participant of any federal, state or local taxes required by law to be withheld.

     The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable. A person required to file reports under Section 16(a) of the Exchange Act with respect to securities of the Company may elect to have a sufficient number of shares of Common Stock withheld to fulfill such tax obligations (hereinafter a "Withholding Election") only if the election complies with such conditions as are necessary to prevent the withholding of such shares from being subject to
Section 16(b) of the Exchange Act. To the extent necessary under then current law, such conditions shall include the following: (x) the Withholding Election shall be subject to the approval of the Committee and (y) the Withholding Election is made (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date or is made in advance but takes effect during such period, (ii) six (6) months before the stock award becomes taxable or (iii) during any other period in which a Withholding Election may be made under the provisions of Rule 16b-3 promulgated pursuant to the Exchange Act. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

                              FRONT SIDE OF PROXY

PROXY                       CORNELL CORRECTIONS, INC.                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of Cornell Corrections, Inc. (the
"Company") hereby appoint _________________ and __________________
each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held at Fairchild Gateway Resource Center, 1st Floor, One Gateway Center, 420 Fort Duquesne Boulevard, Pittsburgh, Pennsylvania 15222, at 10:00 a.m., Eastern time, on Thursday, April 9, 1998, and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" EACH OF PROPOSALS 2, 3, 4, 5 AND 6 BELOW.

1.  ELECTION OF DIRECTORS

[ ] FOR the nominees listed         [ ] WITHHOLD AUTHORITY to vote
    below (except as marked to          for the nominees listed below
    the contrary below)

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)


                       David M. Cornell            Peter A. Leidel
                       Campbell A. Griffin, Jr.    Arlene R. Lissner
                       Richard T. Henshaw III      Tucker Taylor

2.  TO AMEND ARTICLE FIFTH OF THE COMPANY'S     FOR     AGAINST     ABSTAIN
    RESTATED CERTIFICATE OF INCORPORATION TO    [ ]       [ ]         [ ]
    PROVIDE FOR THE CLASSIFICATION OF THE
    BOARD OF DIRECTORS INTO THREE CLASSES,
    WITH MEMBERS OF EACH CLASS SERVING
    STAGGERED THREE YEAR TERMS
3.  TO AMEND ARTICLE EIGHTH OF THE COMPANY'S    FOR     AGAINST     ABSTAIN
    RESTATED CERTIFICATE OF INCORPORATION TO    [ ]       [ ]         [ ]
    PROVIDE THAT ARTICLE FIFTH AND ARTICLE
    EIGHTH OF THE RESTATED CERTIFICATE OF
    INCORPORATION MAY ONLY BE AMENDED BY A
    SUPER-MAJORITY VOTE OF THE STOCKHOLDERS
4.  TO AMEND ARTICLE EIGHTH OF THE COMPANY'S    FOR     AGAINST     ABSTAIN
    RESTATED CERTIFICATE OF INCORPORATION TO    [ ]       [ ]         [ ]
    PROVIDE THAT STOCKHOLDERS MAY ADOPT,
    AMEND, OR REPEAL THE BYLAWS ONLY BY A
    SUPER-MAJORITY VOTE OF THE STOCKHOLDERS
5.  TO AMEND AND RESTATE THE 1996 STOCK         FOR     AGAINST     ABSTAIN
    OPTION PLAN TO INCREASE THE NUMBER OF       [ ]       [ ]         [ ]
    SHARES AVAILABLE FOR GRANT THEREUNDER
6.  TO RATIFY THE APPOINTMENT OF ARTHUR         FOR     AGAINST     ABSTAIN
    ANDERSEN LLP AS THE COMPANY'S               [ ]       [ ]         [ ]
    INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998
7.  IN THEIR DISCRETION, THE PROXIES ARE        FOR     AGAINST     ABSTAIN
    AUTHORIZED TO VOTE UPON SUCH MATTERS AS     [ ]       [ ]         [ ]
    MAY PROPERLY COME BEFORE THE ANNUAL
    MEETING
                               BACK SIDE OF PROXY

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES SET FORTH ON THE REVERSE SIDE AND EACH OF PROPOSALS 2, 3, 4, 5, AND 6. All prior proxies are hereby revoked.


                                             ___________________________________

                                             ___________________________________
                                                          Signature

                                             Dated _______________________, 1998

                                             (PLEASE SIGN EXACTLY AS YOUR NAME
                                             APPEARS HEREON. WHEN SIGNING AS
                                             ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                             TRUSTEE, GUARDIAN, ETC., GIVE FULL
                                             TITLE AS SUCH. FOR JOINT ACCOUNTS,
                                             EACH JOINT OWNER SHOULD SIGN.)

                PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY
                  THE PROXY CARD USING THE ENCLOSED ENVELOPE.